SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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     (2)).

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[ X ] Definitive additional materials.

[  ] Soliciting material under Rule 14a-12.

                          FIRST AVIATION SERVICES INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                    WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
                   WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
                 WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
                       WYNNEFIELD CAPITAL MANAGEMENT, LLC
                            WYNNEFIELD CAPITAL, INC.
                                   NELSON OBUS
                                JOSHUA H. LANDES
                  WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN
 ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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

The following advertisement will appear on the website www.rescuefavs.com and in various national and local publications:

[Stock graph showing percent change in stock price omitted, including the following data points:

                    12/29/01        12/31/02        12/31/03         5/11/04
FAvS                   -1%             +7%             -1%            +10%
Aviall                +49%            +59%           +207%           +235%
]
                    SUPPORT OUR CAMPAIGN TO MOVE FAvS FORWARD

               IT'S TIME FOR FIRST AVIATION TO STOP MAKING EXCUSES

When First Aviation Services Inc. (FAvS) went public in 1997, its IPO prospectus described A STRATEGY FOR GROWTH that included complementary acquisitions.

After selling its National Airmotive Corporation subsidiary for $44 million net in 1999, the company has completed only one small ($4.6 million) acquisition. Then in 2003 the company paid a $7.251 million dividend, most of which went to the investment firm First Equity Group Inc., which beneficially owns 51% of FAvS' stock. FAvS also paid First Equity over $1.4 million for financial and investment advice during the last four fiscal years. First Equity is owned entirely by FAvS' CEO and Chairman.

FAvS management CONTINUES TO BLAME INDUSTRY CONDITIONS FOR THE COMPANY'S PERFORMANCE AND FAILURE TO GROW.

FAvS has reported AVERAGE ANNUAL LOSSES FROM CONTINUING OPERATIONS OF ($0.12) PER SHARE over the past four fiscal years and its stock TRADED BELOW BOOK VALUE FOR MORE THAN THREE FISCAL YEARS.

Meanwhile, FAvS' primary competitor, AVIALL, INC., has evolved its business and CONTINUES ITS STRONG RECOVERY SINCE 2001, AS SHOWN BY THE GRAPH ABOVE.

The Wynnefield Group owns 29.7% of FAvS stock, and thinks it's time for FAvS' management and majority shareholder to STOP MAKING EXCUSES. We want them to START THINKING ABOUT THEIR RESPONSIBILITY TO MINORITY SHAREHOLDERS to either make discernible progress towards implementing a profitable business plan or begin exploring a transaction that would release value to all shareholders.

Wynnefield is nominating Nelson Obus for election to the FAvS board as a matter of principle on behalf of ALL shareholders.

NELSON OBUS WOULD BRING NEW IDEAS TO A COMPANY THAT'S STANDING STILL.

FOR MORE INFORMATION,  CALL OUR PROXY SOLICITORS,  LAWRENCE E. DENNEDY OR DANIEL
M. SULLIVAN OF MACKENZIE PARTNERS, INC., AT (800) 322-2885.

VISIT OUR WEB SITE WWW.RESCUEFAVS.COM TO READ OUR DEFINITIVE PROXY MATERIALS FILED WITH THE SEC ON MAY 18, 2004.